Exhibit 99.1

Global Eagle Entertainment Inc. Announces Proposed Private Offering of Convertible Senior Notes and Concurrent Public Offering of Common Stock by Selling Stockholders

Los Angeles, CA (February 9, 2015) – Global Eagle Entertainment Inc. (“GEE”) (Nasdaq: ENT), a worldwide leading provider of content, connectivity and digital media solutions to airlines, today announced its intention to offer, subject to market conditions and other factors, $75,000,000 aggregate principal amount of convertible senior notes due 2035 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). GEE also expects to grant the initial purchasers of the notes a 30-day option to purchase up to $7,500,000 additional aggregate principal amount of the notes.

The notes will be senior unsecured obligations of GEE. Upon the satisfaction of certain conditions and during certain periods, the notes will be convertible into cash, shares of GEE common stock or a combination thereof at GEE’s election. The interest rate, the conversion rate and the other terms of the notes will be determined by negotiations among GEE and the initial purchasers of the notes.

GEE intends to use the net proceeds from the notes offering for working capital and general corporate purposes, including possible acquisitions, ongoing and future capital investments in new product development and technologies, and costs associated with expanding its customer base in new and emerging markets.

Neither the notes nor any shares of GEE common stock potentially issuable upon their conversion have been, or will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Concurrently with the note offering, certain stockholders of GEE intend to offer to sell, subject to market and other conditions and other factors, 8,300,000 shares of GEE common stock in an underwritten public offering. The offered shares are being sold by certain members of GEE’s board of directors (or their affiliated entities or trusts for the benefit of their family), all of whom were our founders or original investors in Row 44, Inc. and Advanced Inflight Alliance AG, our subsidiaries, prior to our business combination in 2013. The shares being sold in this offering represent only a portion of the shareholdings of the sellers who, in aggregate, will retain a significant stake in GEE after this sale. GEE will not receive any proceeds from the common stock offering. The selling stockholders will grant the underwriters an option to purchase up to 1,245,000 additional shares to cover over-allotments, if any.

Neither offering is contingent upon the other. There can be no assurance that either of the offerings will be completed.

Piper Jaffray & Co. and Macquarie Capital (USA) Inc. are acting as joint book-running managers of the common stock offering.

The shares of common stock are being offered pursuant to a prospectus, including a prospectus supplement and the accompanying base prospectus that are part of shelf registration statement on Form S-3 (File No. 333-188121) that was declared effective by the Securities and Exchange Commission (the “SEC”) on August 22, 2013. A preliminary prospectus supplement related to the common stock offering was filed with the SEC on February 9, 2015. The shares may be offered only by means of a prospectus, including a prospectus supplement and the accompanying base prospectus relating to the offering, copies of which may be obtained, when available, from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402 or by telephone at 800-747-3924 or by email at prospectus@pjc.com. An electronic copy of the prospectus supplement and accompanying prospectus relating to the common stock offering will also be available on the website of the SEC at http://www.sec.gov/.

Exhibit 99.1

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Global Eagle, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Global Eagle Entertainment (GEE)

Global Eagle Entertainment Inc. (Nasdaq:ENT) is a worldwide provider of content, connectivity and digital media solutions for airlines with a wide range of in-flight solutions. These include Wi-Fi, movies, television, music, interactive software, as well as portable in-flight entertainment solutions, content management services, e-commerce solutions and original content development. The company’s headquarters are located in Los Angeles, California, with offices and teams located in North America, Asia, the Middle East, Europe, Africa, Oceania and South America.

Forward-Looking Statements

We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the proposed offering of notes and the anticipated use of proceeds therefrom, the proposed offering of shares of GEE common stock by certain of GEE’s stockholders, and the expectations regarding the size of the offerings. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to GEE as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing GEE’s views as of any subsequent date, and GEE does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, GEE’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that may prevent, delay or negatively impact one or both of the offerings and other financial, operational and legal risks and uncertainties detailed from time to time in GEE’s cautionary statements and risk factors contained in its filings with the Securities and Exchange Commission. GEE disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that either of the proposed offerings will be completed as anticipated or at all.

Exhibit 99.1

Contact:

Press enquiries:

Melissa Pauléat

+1 514 499 0910 x308

pr@globaleagleent.com

Investor relations:

Kevin Trosian

+1 310-740-8624

investor.relations@globaleagleent.com